EXHIBIT 23.1


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            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by refererence in the Registration Statement (Form S-8) pertaining to the Eurand N.V. 1999 Stock Option Plan of our report dated March 8, 2007, with respect to the consolidated financial statements of Eurand N.V. for the year ended December 31, 2006, included in its Registration Statement (Form F-1 333-142481) filed with the Securities and Exchange Commission.


Amsterdam, Netherlands
June 22, 2007

/s/ Ernst & Young

Ernst & Young Accountants